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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          NORTHERN NATURAL GAS COMPANY


         NORTHERN NATURAL GAS COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1. The name of the Corporation is Northern Natural Gas Company. The date of filing of its Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") with the Secretary of the State of Delaware was April 11, 1990. The Restated Certificate of Incorporation was amended by the filing of (i) a Certificate of Change of Location of Registered Office and Registered Agent on February 21, 2001, (ii) a Certificate of Amendment on November 2, 2001, (iii) a Certificate of Designations of the Series A Preferred Stock on November 8, 2001, (iv) a Certificate of Correction of Certificate of Designations of the Series A Preferred Stock on November 9, 2001 and (v) a Certificate of Amendment on November 19, 2001.

         2. This Certificate of Amendment sets forth an amendment to the Restated Certificate of Incorporation, as amended, which was duly adopted by the written consent of the directors in accordance with the provisions of
Section 141 and 242 of the Delaware General Corporation Law (the "DGCL") and by the written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 and 242 of the DGCL.

         3. The Restated Certificate of Incorporation, as amended, of the Corporation is hereby amended by amending the Certificate of Designations of the Series A Preferred Stock, as corrected, to read in its entirety as follows:

                            SERIES A PREFERRED STOCK

                  1. DESIGNATION AND AMOUNT; NO FRACTIONAL SHARES. There shall be a series of Preferred Stock designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 1,000. The Series A Preferred Stock is issuable in whole shares only.

                  2. DIVIDENDS. Holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment of dividends, cumulative cash dividends at the rate of 6% per annum, compounded quarterly, per share on the initial liquidation preference of $1,500,000 per share. Dividends on the Series A Preferred Stock shall be payable annually in arrears on January 31 of each year (each an "Annual Dividend Payment Date") commencing on January 31, 2003; PROVIDED, however, the Corporation may pay accrued dividends at any time that is not an Annual Dividend Payment Date at its election (the date of the

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first dividend payment that is not an Annual Dividend Payment Date is referred to herein as the "Initial Dividend Payment Date"). After the Initial Dividend Payment Date, dividends on the Series A Preferred Stock shall be payable quarterly in arrears commencing on the last day of the calendar quarter immediately following the Initial Dividend Payment Date (each such quarterly dividend payment date is referred to herein as a "Quarterly Dividend Payment Date" and, together with the Annual Dividend Payment Date, a "Dividend Payment Date"). If any date on which dividends would otherwise be payable is a Saturday, Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close, then the dividends otherwise payable on such date shall instead be payable on the next succeeding business day. Dividends on shares of the Series A Preferred Stock shall be fully cumulative and shall accumulate (whether or not declared and whether or not the Corporation has funds legally available for the payment of dividends), on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series A Preferred Stock. Dividends shall be payable, in arrears, to holders of record as they appear in the records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date. Any dividend payable on the Series A Preferred Stock for any dividend period that is shorter or longer than a full quarterly or annual period, as the case may be, shall be computed on the basis of the ratio of the actual number of days in such partial period to the actual number of days in such full quarterly or annual period. Additional dividends shall accrue with respect to any dividends (including dividends payable pursuant to this sentence) not paid by the Dividend Payment Date on which such dividend accrues; such additional dividends shall accrue whether or not declared, at a rate of 6% per annum compounded quarterly, and shall be payable in the same manner and at such times as provided in this Section 2 with respect to dividends on each outstanding share of Series A Preferred Stock.

                  No dividends may be declared or paid or set apart for payment on any stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such parity stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series A Preferred Stock next preceding such dividend payment date, on the other hand.

                  Except as set forth in the preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been paid through the most recently completed quarterly or annual dividend period, as the case may be, for the Series A Preferred Stock, no dividends may be paid or declared and set apart for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor may any of the Corporation's common stock, par value $1.00 per share ("Common Stock"), or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the


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redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any such stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series A Preferred Stock outstanding to the most recent Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends. Notwithstanding anything to the contrary in this paragraph, the Corporation may at any time pay any dividend or other distribution resulting from the cancellation by the Corporation of Debt (as defined in Section 5) owed by Enron Corp. ("Enron") and its Affiliates (as defined in Section 5) to the Corporation (the "Intercompany Note Receivable") under the zero-balance cash management program of Enron (the "Cash Management Program"); PROVIDED, that such cancellation of Debt does not at any time reduce the amount of the Intercompany Note Receivable to a net amount less than the sum of (a) $240 million and (b) an amount equal to all dividends (whether or not declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock at such time.

                  3. LIQUIDATION PREFERENCE. The shares of Series A Preferred Stock shall rank, as to rights to distributions upon liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other stock of the Corporation ranking junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $1,500,000 per share, plus an amount equal to all dividends (whether or not declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment, before any distribution of assets is made to holders of shares of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up. The holders of the Series A Preferred Stock shall not be entitled to receive the preferential amounts as aforesaid until the liquidation preference of any other stock of the Corporation ranking senior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the preferential amounts as aforesaid, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock and any stock ranking on a parity with the Series A Preferred Stock as to rights to distributions on liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                  For the purposes hereof, (i) any sale of all or substantially all of the assets of the Corporation, (ii) any consolidation or merger of the Corporation with any other person or entity,


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(iii) any acquisition of the Corporation by any other person or entity or (iv)
any sale of outstanding shares of capital stock of the Corporation, in each case pursuant to which the holders of the outstanding capital stock of the Corporation immediately prior to such event fail to hold capital stock representing 100% of the voting power of the Corporation or surviving entity immediately following such event shall, at the option of the holders of a majority of the shares of Series A Preferred Stock, be deemed to be a liquidation, dissolution or winding up of the Corporation; provided, however, that any transfer of any shares of Common Stock of the Corporation pursuant to the terms of the Voting Trust Agreement dated as of November 19, 2001 among the Corporation, NNGC Holding Company, Inc. and Wilmington Trust Company shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. In the event of a deemed liquidation, dissolution or winding up of the Corporation pursuant to this Section 3, the Corporation shall not make, and the holders of the Corporation's outstanding capital stock shall not be entitled to receive, any distribution or payment in respect of the Corporation's outstanding capital stock unless and until (i) all non-contingent obligations of the Corporation under the Credit Agreement (as defined below) and the Loan Documents (as defined in the Credit Agreement) have been paid in full in cash, (ii) all Commitments (as defined in the Credit Agreement) have been terminated, and (iii) all Letters of Credit (as defined in the Credit Agreement) have expired or terminated or, to the extent Letters of Credit remain outstanding, the aggregate undrawn amounts thereof have been cash collateralized or secured by a letter of credit in favor of the Issuing Bank (as defined in the Credit Agreement) and reasonably acceptable to the Issuing Bank. "Credit Agreement" means the Credit Agreement dated as of November 19, 2001, among the Corporation, Citicorp North America, Inc. and JPMorgan Chase Bank, as Co-Administrative Agents, Citicorp North America,
Inc., as Paying Agent, JPMorgan Chase Bank, as Collateral Trustee, JPMorgan Chase Bank, as Issuing Bank, and the lenders party thereto from time to time (the "Banks"), as amended, restated, modified and supplemented from time to time.

                  As used in this Certificate of Amendment, "capital stock representing voting power" and similar phrases refer to capital stock or similar equity securities which in ordinary circumstances vote in the election of directors of a corporation or similar body of an entity with another organizational form.

                  4. VOTING RIGHTS. The Series A Preferred Stock, except as provided herein or as otherwise from time to time required by law, shall have no voting rights. Whenever, at any time or times after two dividend payments (which may include, after quarterly dividends have become payable, quarterly dividends), whether or not consecutive, on the outstanding shares of Series A Preferred Stock or on any stock ranking on a parity with the Series A Preferred Stock with respect to the payments of dividends shall be in arrears, the holders of the Series A Preferred Stock shall vote separately as a class upon all matters upon which holders of the Common Stock (and of any other securities which may similarly be entitled to vote with the holders of the Common Stock) are entitled to vote, other than with respect to the election of directors, and, when so voting, shall be entitled to one vote for each share of Series A Preferred Shock held, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation. The voting rights set forth in the previous sentence shall continue until all dividends accumulated on such shares of Preferred Stock on which voting rights have been conferred, including the Series A Preferred Stock, for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon such right shall


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terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                  5. PROTECTIVE PROVISIONS. So long as any shares of any Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of such Series A Preferred Stock:

                  5.1 REDEMPTIONS. Except as provided in Section 6, directly or indirectly redeem, purchase or otherwise acquire, any of the Corporation's or any Subsidiary's equity securities;

                  5.2 ISSUANCES. Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of (x) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities issued in connection with the issuance of equity securities or containing profit participation features) or (y) any equity securities (or any securities convertible into or exchangeable for any equity securities, including any warrants or stock options);

                  5.3 MERGERS. Merge or consolidate, or enter into an agreement providing for any merger or consolidation, with any Person if the holders of the Corporation's capital stock prior to the transaction will own capital stock representing less than 100% of the voting power of the surviving entity after the transaction;

                  5.4 SALE OF ASSETS. Except as provided in SCHEDULE 5.4, sell, lease or otherwise dispose of any assets of the Corporation, other than (i) obsolete equipment or inventory, (ii) assets sales in the Ordinary Course of Business not to exceed an aggregate of $20 million within any 12-month period and (iii) the grant of Liens (as defined in the Credit Agreement) created under the Loan Documents (as defined in the Credit Agreement) and any sales or other dispositions with respect to assets covered by such Liens pursuant to the exercise by the Paying Agent, the Collateral Trustee, the Co-Administrative Agents or any Bank (all as defined in the Credit Agreement) of its remedies in respect of the Collateral pursuant to the Loan Documents, including foreclosure, sale in lieu of foreclosure or the institution of litigation;

                  5.5 LIQUIDATION; DISSOLUTION; BANKRUPTCY. (i) Dissolve or liquidate, in whole or in part, (ii) pursuant to or within the meaning of Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors, commence a voluntary case or consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, (iv) make a general assignment for the benefit of its creditors,
                           (v) admit in writing its inability to pay its debts


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                           generally as they become due, or (vi) take any
                           corporate action in furtherance of any action set forth in items (i) through (v) hereof;

                  5.6 CHARTER AMENDMENTS. Make any amendment to or waive any provision of the Corporation's certificate of incorporation or bylaws, or file any resolution of the Board with the Secretary of State of Delaware, in either case which materially and adversely affects the holders of the Preferred Shares and except for any amendment to the certificate of incorporation of the Corporation that are intended to make the Corporation bankruptcy remote;

                  5.7 INVESTMENTS AND LOANS. Make, or permit any Subsidiary to make, any Investment in any Person or any loans or advances to, or guarantees for the benefit of, any Person, other than (i) loans to any wholly owned Subsidiary, (ii) loans to MCTJ Holding Co. LLC and the assumption of Debt of Enron, provided that the aggregate principal amount of such loans and assumed Debt does not exceed $1,950 million, (iii) loans pursuant to the Cash Management Program and (iv) Investments, loans, advances and guarantees made in the Ordinary Course of Business;

                  5.8 INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, Debt, other than
                           (i) the Debt outstanding as of the date hereof, (ii) Debt in an aggregate principal amount not exceeding $450 million outstanding at any time pursuant to the Loan Documents and (iii) Permitted Refinancing Debt;

                  5.9 CAPITAL EXPENDITURES. Make, or permit the Corporation and its Subsidiaries, taken as a whole, to make Capital Expenditures (including, without limitation, payments with respect to capitalized leases), (i) during the period from the date hereof through December 31, 2001, totaling in excess of $40 million,
                           (ii) during the year ending December 31, 2002, totaling in excess of $115 million and (iii) thereafter, in excess of annual budgeted amounts, except in each case for additional expenditures not ordinarily classified as Capital Expenditures that are required to be classified as Capital Expenditures by applicable regulatory requirements; and

                  5.10 NOTE RECEIVABLE. Allow the Intercompany Note Receivable to be less than the sum of (a) $240 million and (b) an amount equal to all dividends (whether or not declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock at any time.

                  For the purposes of this Section 5,

                  (a) "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the person in question; PROVIDED, that none of Dynegy Inc. ("Dynegy")


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and its Affiliates shall be deemed to be an Affiliate of the Corporation. For purposes of this definition of Affiliate, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or general partnership or member interests, by contract or otherwise. Without limiting the generality of the foregoing, a person shall be deemed to control any other person in which it or any of its Affiliates owns, directly or indirectly, a majority of the ownership interests.

                  (b) "Capital Expenditures" has the meaning ascribed to such term under United States generally accepted accounting principles as in effect from time to time, consistently applied.

                  (c) "Contingent Obligation" shall mean, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend, letter of credit or other similar obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation, or portion thereof, so guaranteed or otherwise supported.

                  (d) "Debt" shall mean, with respect to any person, the aggregate amount, without duplication, of (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services; (iv) all capitalized lease obligations; (v) all obligations or liabilities of others secured by a lien on any asset owned by such person whether or not such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the book value of such asset; (vi) all Contingent Obligations of such person; and (vii) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on a balance sheet, other than trade payables and liabilities pursuant to the tax allocation agreement between Enron and the Corporation.

                  (e) "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person and (b) any capital contribution by such Person to any other Person.


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                  (f)      "Ordinary Course of Business" means the ordinary
course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

                  (g) "Permitted Refinancing Debt" shall mean any Debt of the Corporation or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Corporation or any of its Subsidiaries (other than intercompany Debt); PROVIDED that:

                  (1) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of, plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Debt so extended, refinanced, renewed, replaced, defeased or refunded); and

                  (2) such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

                  (h) "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

                  (i) "Subsidiary," when used with respect to any person, shall mean any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such person. For purposes hereof, a person shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such person, directly or indirectly, is allocated a majority of partnership, limited liability company, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

                  (j) "Weighted Average Life to Maturity" shall mean, when applied to any Debt at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Debt.


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                  6.  REDEMPTION.  The shares of Series A Preferred Stock shall be redeemable at the option of the Corporation in accordance with this Section
6:

                  6.1 PER SHARE REDEMPTION PAYMENT. If one of the events set forth in Section 6.5 gives rise to an option on the part of the Corporation to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock, then at such time as the shares are redeemed the Corporation may redeem, to the extent it has legally available funds therefor, all, but not less than all, shares of Series A Preferred Stock outstanding at a redemption price per share equal to the original liquidation preference amount of $1,500,000 per share (the "Redemption Price"); PROVIDED, that on the date of redemption the Board of Directors, or duly authorized committee thereof, declares and pays accrued and accumulated and unpaid dividends on all outstanding shares of Series A Preferred Stock.

                  6.2 NOTICE OF REDEMPTION. If the Corporation exercises its option to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock, pursuant to this Section 6 then at such time as the Corporation shall redeem such shares, notice of such redemption shall be given by certified mail, return receipt requested, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation at least 30 days prior to the redemption date. The notice shall state:

                           6.2.1.   the redemption date;

                           6.2.1 the place or places in Houston, Texas where certificates for such shares are to be surrendered for payment of the Redemption Price; and

                           6.2.3 that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                  6.3 EFFECT OF NOTICE OF REDEMPTION. If Notice of Redemption is delivered as set forth above, then from and after the redemption date (unless the Corporation fails to pay the Redemption Price on the redemption date) dividends on the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid.

                  6.4 AUTHORIZED BUT UNISSUED SHARES. Any shares of Series A Preferred Stock that shall at any time have been redeemed or purchased by the Corporation


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                           shall, after such redemption, have the status of
                           authorized but unissued shares or Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

                  6.5        Events giving rise to an option to redeem.

                           6.5.1 REDEMPTION OPTION LASTING SIX MONTHS. The Corporation will have the option to redeem all, but not less than all, of the outstanding Series A Preferred Stock for a period of six months from the date of any of the following events:

                                    6.5.1.1. The Merger Agreement has been
                                    terminated pursuant to Section 9.1 thereof;

                                    6.5.1.2. The Merger Agreement has been
                                    terminated pursuant to Section 9.2(a)
                                    thereof;

                                    6.5.1.3 The Merger Agreement has been
                                    terminated pursuant to Section 9.2(d)
                                    thereof; or

                                    6.5.1.4 The third anniversary of the date that the Merger Agreement has been terminated pursuant to Section 9.2(b), 9.3(c), 9.4(a) or 9.4(b) thereof.

                           6.5.2 REDEMPTION OPTION LASTING ONE YEAR. The Corporation will have the option to redeem all, but not less than all, of the outstanding Series A Preferred Stock for a period of one year from the date of any of the following events:

                                    6.5.2.1. The Merger Agreement has been
                                    terminated pursuant to Section 9.2(c);

                                    6.5.2.2. Enron notifies Dynegy that it is terminating the Merger Agreement pursuant to
                                    Section 9.3(a) of the Merger Agreement;

                                    6.5.2.3. The Merger Agreement has been
                                    terminated pursuant to Section 9.3(b); or

                                    6.5.2.4 The Merger Agreement has been
                                    terminated pursuant to Section 9.4(c).

                  For the purposes of this Section 6, "Merger Agreement" shall mean that certain Agreement and Plan of Merger among Dynegy, Stanford, Inc., Sorin, Inc., Badin, Inc. and Enron dated as of November 9, 2001.

         7. RANK. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

                  7.1 prior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

                  7.2 on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series A Preferred Stock; and

                  7.3 junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

         8. ALL HOLDERS BOUND BY AGREEMENT AND CONSENT. Each holder of shares of Series A Preferred Stock, including any holder who becomes a holder of shares of Series A Preferred Stock after the filing of this Certificate of Amendment, shall be subject to and bound by, and shall be deemed to have agreed and consented to, the terms of the Agreement and Consent dated as of November 19, 2001 among Dynegy, Dynegy Holdings Inc., Enron Corp., CGNN Holding Company, Inc., MCTJ Holding Co. LLC, NNGC Holding Company, Inc., the Corporation and the other parties named therein (the "Agreement and Consent"), regardless of whether such holder has executed the Agreement and Consent or agreed in writing to be subject to and bound by the Agreement and Consent as required by paragraph 7 thereof. A copy of the Agreement and Consent is on file with and available for inspection at the principal executive offices of the Company in the State of Texas. Each certificate representing shares of Series A Preferred Stock shall bear a conspicuous legend to the effect that
(i) the shares represented thereby are subject to the Agreement and Consent and (ii) the holder of the certificate, by accepting the certificate and the shares represented thereby, agrees to be subject to and bound by the Agreement and Consent.

                  IN WITNESS WHEREOF, said Northern Natural Gas Company has caused this Certificate of Amendment to be signed by Drew J. Fossum, its Vice President, General Counsel and Assistant Secretary on November 21, 2001.




                                    NORTHERN NATURAL GAS COMPANY


                                    /s/ Drew J. Fossum
                                    --------------------------------------------
                                    Name: Drew J. Fossum
                                    Title: Vice President, General Counsel and
                                           Assistant Secretary